EXHIBIT 3 (ii)

                              AMENDED AND RESTATED
                                     BY-LAWS
                               Dated March 19, 2009

                                       OF

                                 FutureIT, Inc.
                              Delaware corporation
                               (the "Corporation")


                                    ARTICLE I

                                     OFFICES

         Section 1.01. REGISTERED OFFICE. The registered office of the Corporation in the State of Delaware shall be 2711 Centerville Road, Suite 400, City of Wilmington, 19808, County of New Castle; and the name of the registered agent of the Company in the State of Delaware at such address is Corporation Service Company.

         Section 1.02. OTHER OFFICES. The Corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 2.01. GENERAL. All meetings of the stockholders shall be held at such place either within or without the State of Delaware as the Board of Directors shall determine prior to the mailing of the notice of such meeting.

         Section 2.02. ANNUAL MEETING. The annual meeting of stockholders of the Company, for the election of directors and for the transaction of any other business which may properly be transacted at the annual meeting, shall be held at such hour on such day and at such place within or without the State of Delaware as may be fixed by the Board of Directors.

         Section 2.03. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning a majority of the Common Stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.


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         Section 2.04. NOTICE AND PURPOSE OF MEETINGS. Notice of the time and place and the purpose or purposes of each meeting of stockholders shall be given by the Secretary or an Assistant Secretary by mail not less than ten days (unless a longer period shall be required by statute) nor more than sixty days before the meeting to each stockholder of record entitled to vote at such meeting. Such notice shall be directed to each stockholder at his address as it appears on the stock register of the Corporation unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed or transmitted to the address designated in such request. Such further notice shall be given as may be required by law. Except as otherwise expressly provided by statute, no notice of a meeting of stockholders shall be required to be given to any stockholder who shall, in person or by attorney thereunto authorized, waive such notice in writing or by telegraph, cable or radio either before or after such meeting. Attendance of a stockholder at a meeting of stockholders without objection, at the beginning of such meeting, to the absence of notice thereof, shall constitute a waiver of notice of such meeting, with the same force and effect as if such waiver were in writing. Except where otherwise required by law, notice of any adjourned meeting of stockholders shall not be required to be given.

         Section 2.05. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these By-Laws. If, however, such quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 2.06. VOTING. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, at every meeting of stockholders each stockholder of the Corporation entitled to vote at such meeting shall have one vote for each share of stock having voting rights held by him and registered in his name on the books of the Corporation at the record date fixed or otherwise determined for such meeting. Any vote may be given by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing subscribed by such stockholder or by his attorney thereunto authorized and delivered to the Secretary of the meeting; provided, however, that no proxy shall be voted on after three years from its date unless said proxy provides for a longer period. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, or in electing directors, all matters coming before any meeting of stockholders shall be decided by a majority vote of the stockholders of the Corporation present in person or by proxy at such meeting and entitled to vote thereat, a quorum being present. At all elections of directors a plurality of the votes cast shall elect.

         Section 2.07. LIST OF STOCKHOLDERS. A complete list of the stockholders entitled to vote at each meeting of stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be


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prepared by the Secretary or other officer of the Corporation having charge of the stock ledger. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of said meeting during the whole time thereof, and shall be subject to the inspection of any stockholder who may be present.

         Section 2.08. INFORMAL ACTION. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the registered office of the Corporation shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the registered office of the Corporation shall be by hand or by certified or registered mail, return receipt requested. The Secretary of the Corporation shall give prompt notice of the taking of such action without a meeting by less than unanimous written consent to those stockholders who have not so consented in writing.


                                   ARTICLE III

                                    DIRECTORS

         Section 3.01. POWERS. The property and business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

         Section 3.02. NUMBER. The number of directors which shall constitute the whole Board shall initially be one and shall at all times be not less than five (5) nor more than eleven (11) and shall be such as shall be determined from time to time by resolution of the Board of Directors. Any director may resign at any time by giving written notice to the Corporation; such resignation shall take effect immediately upon receipt by the Corporation if no time is specified therein, or at such later time as such director may specify. The directors shall be elected at the annual meeting


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of the stockholders, except as provided in Section 3.03, and each director shall be elected to serve until his successor shall be elected and qualified or until his earlier resignation or removal.

         Section 3.03. VACANCIES. If any vacancies occur in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any directors or otherwise, or any new directorship is created by any increase in the authorized number of directors, a majority of the directors then in each office, though less than a quorum, or the remaining sole director may reduce the size of the Board as provided in Section 3.02 or choose a successor or successors, or fill the newly created directorship, and the director so chosen shall hold office until the next annual election of stockholders and until his successor shall be duly elected and qualified or until his earlier resignation or removal.

         Section 3.04. MEETINGS. Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the stockholders or Board of Directors, or as may be specified in the notice of the meeting. Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by resolution of the Board of Directors, and special meetings shall be held when called by the Secretary pursuant to order of the President or any director (except that if more than one meeting be called by directors in any period of 180 days or less, each such meeting so called may be called only by a majority of the directors then in office), at such time and place as shall be specified in the notice or waiver thereof. Notice of each special meeting shall be given by the Secretary or by a person calling the meeting to each director by mailing the same, first-class postage prepaid, at least three days before the date of the meeting or personally or by telegraphing, sending by facsimile or telephoning not later than the day before the meeting. Each newly elected Board of Directors shall meet and organize at the place of the meeting of the stockholders on the same date as the annual meeting of the stockholders at which such Board of Directors was elected and as soon as reasonably practicable after the adjournment of such annual meeting of the stockholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as herein provided for special meetings of the Board of Directors or as shall be specified in a written waiver signed by all of the directors. Notice need not be given of regular meetings of the Board of Directors held at the time and place fixed by resolution of the Board of Directors. Meetings may be held at any time without notice if before or after the meeting the directors not present waive notice of the meeting in writing. Attendance of a director at a meeting of directors without objection, at the beginning of such meeting, to the absence of notice thereof, shall constitute a waiver of notice of such meeting, with the same force and effect as if such waiver were in writing.

         Section 3.05. QUORUM. At all meetings of the Board the presence of a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or these By-Laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.


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         Section 3.06. COMMITTEES. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions and subject to any restrictions imposed by applicable law, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless otherwise provided in the resolution of the Board of Directors designating a committee, each committee shall have the power to adopt rules and regulations for the calling and holding of meetings, and in the absence of the adoption of such rules and regulations the provisions of these By-Laws relating to the calling and holding of meetings of the Board of Directors shall apply. Unless otherwise provided in the resolution of the Board of Directors designating a committee, each committee may select a Chairman and a majority of a committee shall constitute a quorum. A committee shall keep minutes of its meetings. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to discharge any such committee.

         Section 3.07. REMOVAL OF DIRECTORS. At any special meeting of the stockholders, duly called, as provided in these By-Laws, any director or directors, by the affirmative vote of the holders of not less than a majority of all shares of stock outstanding and entitled to vote for the election of directors, may be removed from office either with or without cause and his successor or their successors may be elected at such meeting; or the remaining directors may, to the extent vacancies are not filled by such election, fill any vacancy or vacancies created by such removal. At any meetings of the Board of Directors any director or directors, by the vote of a majority of the Board of Directors, may be removed from office for cause and his successor or their successors elected pursuant to the provisions of Section 3.03 of these By-Laws.

         Section 3.08. INTERESTED DIRECTORS. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.


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         Section 3.09. INFORMAL ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of the committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

         Section 3.10. MEETINGS VIA CONFERENCE TELEPHONE. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or a committee by means of a conference telephone or similar communications equipment in which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

         Section 3.11. COMPENSATION OF DIRECTORS. Directors who are not salaried officers or salaried employees of the Corporation shall be entitled to receive such compensation for their services as may from time to time be determined by resolution of the Board of Directors, and all directors shall be entitled to reimbursement of their reasonable expenses of attendance at each regular or special meeting of the Board. Like compensation may be allowed by the Board of Directors for attendance at committee meetings. Nothing herein contained shall be construed to preclude any Director from serving the Corporation as a salaried officer or salaried employee, or from rendering advice or services to the Corporation in any other capacity, and receiving remuneration therefor.


                                   ARTICLE IV

                                    OFFICERS

         Section 4.01. NUMBER. The officers of the Corporation shall be chosen by the directors and shall be a President, Chief Executive Officer, Chief Financial Officer and Secretary, and, in the discretion of the Board of Directors, one or more Vice Presidents. More than one office may be held by the same person. The Board may also elect other officers with such titles, powers and duties as the Board shall designate.

         Section 4.02. TERM AND REMOVAL. Each officer of the Corporation shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors. Any officer may resign at any time by giving written notice to the Corporation; such resignation shall take effect immediately upon receipt by the Corporation if no time is specified therein, or at such later time as such officer may specify. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.


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         Section 4.03. POWERS AND DUTIES. The officers of the Corporation shall each have such powers and duties as may be prescribed by statute, the Corporation's Certificate of Incorporation or these By-Laws or, if not so prescribed, as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors.

         Section 4.04. VOTING CORPORATION'S SECURITIES. Unless otherwise ordered by the Board of Directors, the President or, in the event of his absence or inability to act, any Vice President, shall each have full power and authority on behalf of the Corporation to attend and to act and to vote, in person or by proxy, at any meetings of security holders of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the Corporation might have possessed and exercised if present. Such rights and powers shall include the right to waive notice of meetings and to consent to action taken without a meeting. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

         Section 4.05. PRESIDENT. The President shall be the Chief Executive Officer of the Company. The President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe.

         Section 4.06. VICE PRESIDENTS. Each Vice President shall have such powers and perform such duties as the Board of Directors or the President may from time to time prescribe. In the absence or inability to act of the President, unless the Board of Directors shall otherwise provide, the Vice President who has served in that capacity for the longest time and who shall be present and able to act, shall perform all the duties and may exercise any of the powers of the President. The performance of any duty by a Vice President shall, in respect of any other person dealing with the Company, be conclusive evidence of such Vice President's power to act.

         Section 4.07. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have charge of all funds and securities of the Company, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the Company in such banks or depositories as the Board of Directors may authorize. The Chief Financial Officer may endorse all commercial documents requiring endorsements for or on behalf of the Company and may sign all receipts and vouchers for payments made to the Company. The Chief Financial Officer shall have all such further powers and duties as generally are incident to the position of Chief Financial Officer or as may be assigned to the Chief Financial Officer by the President, any Vice President or the Board of Directors.

         Section 4.08. SECRETARY. The Secretary shall record all proceedings of meetings of the stockholders and directors in a book kept for that purpose and shall file in such book all written consents of directors to any action taken without a meeting. The Secretary shall attend to the giving and serving of all notices of the Company. The Secretary shall have custody of the seal of the Company and shall attest the same by signature whenever required. The Secretary shall have charge of the stock ledger and such other books and papers as the Board of Directors may direct, but may delegate responsibility for maintaining the stock ledger to any transfer agent appointed by the Board. The Secretary shall have all such further powers and duties as generally are incident to the position of Secretary or as may be assigned to the Secretary by the President, any Vice President or the Board of Directors.


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         Section 4.09. ASSISTANT CHIEF FINANCIAL OFFICER. In the absence or inability to act of the Chief Financial Officer, any Assistant Chief Financial Officer may perform all the duties and exercise all the powers of the Chief Financial Officer. The performance of any such duty shall, in respect of any other person dealing with the Company, be conclusive evidence of such Assistant Chief Financial Officer's power to act. An Assistant Chief Financial Officer shall also perform such other duties as the Chief Financial Officer or the Board of Directors may assign to such person.

         Section 4.10. ASSISTANT SECRETARY. In the absence or inability to act of the Secretary, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall, in respect of any other person dealing with the Company, be conclusive evidence of such Assistant Secretary's power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to such person.

         Section 4.11. DELEGATION OF DUTIES. In case of the absence of any officer of the Company, or for any other reason that the Board may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.


                                    ARTICLE V

                              CERTIFICATES OF STOCK

         Section 5.01. FORM. The interest of each stockholder shall be evidenced by a certificate or certificates for shares of stock of the Corporation in such form as the Board of Directors may from time to time prescribe. The certificates of stock shall be signed by the President, or a Vice President and the Chief Financial Officer or the Secretary and sealed with the seal of the Corporation, which may be a facsimile, engraved, imprinted or affixed. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be an officer, the transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar had not ceased to be such at the time of its issue.

         Section 5.02. STOCK CERTIFICATE LEGENDS. Each certificate representing stock of the Corporation shall have the following legend stamped or imprinted thereon:

                  The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, or any state securities law, and may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act of 1933, as amended, and under applicable state securities laws, unless the Issuer shall have received an opinion of counsel reasonably satisfactory to the Issuer that the securities represented by this certificate may be legally sold or distributed pursuant to exemptions from registration under


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                  the Securities Act of 1933, as amended, and without
                  registration under then applicable state and Federal laws.

         Section 5.03. LOST, STOLEN OR DESTROYED CERTIFICATEs. No certificates for shares of stock of the Corporation shall be issued in place of any certificates alleged to have been lost, stolen or destroyed except upon production of such evidence of the loss, theft or destruction and upon indemnification of the Corporation and its agents to such extent and in such manner as the Board of Directors from time to time may prescribe.

         Section 5.04. TRANSFERS. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized, and on surrender of the certificate or certificates for such shares properly endorsed. The Board of Directors from time to time may make such additional rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

         Section 5.05. FIXING RECORD DATE. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express consent or dissent to corporate action in writing without a meeting, or to receive payment of such dividend or other distribution, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date so fixed.

         (b) If no record date is fixed by the Board of Directors, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given, (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed, and
(iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         (c) A determination of stockholders of record entitled to notice of and to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 5.06. HOLDER OF RECORD. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be


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bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

         Section 5.07. EXAMINATION OF BOOKS BY STOCKHOLDERS. The Board shall have the power to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books and documents of the Corporation, or any of them, shall be open to the inspection of the stockholders; and, except as otherwise provided by law or determined by the Board of Directors, no stockholder shall otherwise have any right to inspect any account or book or document of the Corporation.


                                   ARTICLE VI

                               GENERAL PROVISIONS

         Section 6.01. DIVIDENDS. Dividends upon the stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         Section 6.02. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors from time to time may designate. Such signing may be in facsimile if so authorized by the Board of Directors.

         Section 6.03. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal, Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                   ARTICLE VII

                                   AMENDMENTS

         Section 7.01. AMENDMENTS. These By-Laws may be altered or repealed at any regular meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, provided notice of the proposed alteration or repeal be contained in the notice of such special meeting, by the affirmative vote of at least a majority of the stock entitled to vote thereon at such meeting and present or represented thereat, or by the affirmative vote of at least a majority of the Board of Directors at any regular meeting of the Board, or at any special meeting of the Board if notice of the proposed alteration or repeal be contained in the notice of such special meeting.